Exhibit 99.1

News Release

For immediate release

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihsmarkit.com	eric.boyer@ihsmarkit.com

IHS Markit Reports Third Quarter 2016 Results

LONDON (September 27, 2016) - IHS Markit Ltd. (Nasdaq: INFO), a global leader in critical information, analytics and solutions that drive economies and markets worldwide, today reported results for the third quarter ended August 31, 2016. The following results include IHS results for the full three and nine month periods and Markit results from the date of merger (July 12, 2016) to August 31, 2016.

•	Revenue of $725 million, up 30 percent from the prior-year period

•	Total organic revenue declined 1 percent when normalized for BPVC timing; reported organic revenue declined 2 percent, with flat recurring organic revenue growth

•	Net loss of $32 million and diluted earnings per share (EPS) of $(0.09), due primarily to merger-related costs

•	Adjusted EBITDA of $269 million and Adjusted earnings per diluted share (Adjusted EPS) of $0.45

•	Cash flow from operations of $147 million; free cash flow of $100 million

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Third Quarter and Year-to-Date 2016 Financial Performance

	Three months ended August 31,		Change		Nine months ended August 31,		Change
(in thousands, except percentages and per share data)	2016	2015	$	%	2016	2015	$	%
Revenue	$724.6	$557.9	$166.7	30%	$1,861.0	$1,628.6	$232.4	14%

Net income (loss) attributable to IHS Markit	$(31.7)	$59.1	$(90.8)	(154)%	$63.5	$149.6	$(86.1)	(58)%
Adjusted EBITDA	$269.0	$179.6	$89.4	50%	$649.6	$509.9	$139.7	27%

GAAP EPS	$(0.09)	$0.24	$(0.33)	(138)%	$0.23	$0.61	$(0.38)	(62)%
Adjusted EPS	$0.45	$0.41	$0.04	10%	$1.31	$1.16	$0.15	13%

Cash flow from operations	$146.6	$162.4	$(15.8)	(10)%	$475.1	$496.6	$(21.5)	(4)%
Free cash flow	$100.0	$133.7	$(33.7)	(25)%	$375.8	$398.9	$(23.1)	(6)%

“We are off to a strong start with our integration efforts, giving us confidence in achieving our synergy targets,” said Jerre Stead, IHS Markit chairman and chief executive officer. “I am very proud of the colleagues of IHS Markit who are working so well together with our focus on delighting our customers daily.”

“We continue to manage the business well given the challenging energy end-market and will utilize the financial levers afforded to us from the merger to deliver upon our financial commitments through 2017 and beyond,” said Todd Hyatt, IHS Markit chief financial officer.

Third Quarter and Year-to-Date 2016 Revenue Performance

Third quarter 2016 revenue increased 30 percent compared to the third quarter of 2015, and year-to-date 2016 revenue increased 14 percent compared to the same period of 2015. The following table provides additional revenue information by transaction type.

	Three months ended August 31,		Percent change		Nine months ended August 31,		Percent change
(in thousands, except percentages)	2016	2015	Total	Organic*	2016	2015	Total	Organic*
Recurring fixed	$548.0	$449.4	22%	(1)%	$1,453.2	$1,320.3	10%	—%
Recurring variable	56.8	—	N/A	3%	56.8	—	N/A	3%
Non-recurring*	119.8	108.5	10%	(12)%	351.0	308.3	14%	(3)%
Total revenue*	$724.6	$557.9	30%	(2)%	$1,861.0	$1,628.6	14%	—%

The components of revenue growth are described below by segment and in total.

	Change in revenue
	Third quarter 2016 vs. third quarter 2015				Year-to-date 2016 vs. year-to-date 2015
(All amounts represent percentage points)	Organic*	Acquisitive	Foreign Currency	Total	Organic*	Acquisitive	Foreign Currency	Total
Resources	(12)%	10%	(2)%	(3)%	(9)%	7%	(1)%	(3)%
Transportation	9%	9%	(1)%	17%	10%	8%	(1)%	18%
Consolidated Markets & Solutions*	(9)%	—%	(2)%	(11)%	(1)%	3%	(2)%	—%
Financial Services**	3%	5%	(4)%	4%	3%	5%	(4)%	4%
Total*	(2)%	35%***	(2)%	30%	—%	16%***	(2)%	14%
* Excluding the effect of the BPVC engineering standard release in the third quarter of 2015, total non-recurring organic revenue declined 5 percent and 1 percent for the three and nine months ended August 31, 2016, respectively; CMS total organic revenue declined 4 percent and was flat for the three and nine months ended August 31, 2016, respectively; and total organic revenue declined 1 percent and was flat for the three and nine months ended August 31, 2016, respectively.
** Financial services segment (composed entirely of legacy Markit business) change in revenue based on 2016 stub period revenue of $157 million vs. 2015 stub period revenue of $150 million.
*** Total company acquired revenue includes 2016 stub period revenue of $157 million, less $7 million attributed to components above.

Third Quarter and Year-to-Date 2016 Operating Performance

Segment results were as follows (additional segment information is included on pages 9 and 11):

•
Resources. Third quarter revenue for Resources decreased $7 million, or 3 percent, to $210 million, and declined 10 percent organically for the recurring-based business. Third quarter Adjusted EBITDA for Resources increased $3 million, or 4 percent, to $94 million.

Year-to-date revenue for Resources decreased $23 million, or 3 percent, to $647 million. Year-to-date Adjusted EBITDA for Resources increased $9 million, or 3 percent, to $275 million.

•
Transportation. Third quarter revenue for Transportation increased $34 million, or 17 percent, to $227 million, and included 9 percent organic growth for the recurring-based business. Third quarter Adjusted EBITDA for Transportation increased $16 million, or 22 percent, to $89 million.

Year-to-date revenue for Transportation increased $98 million, or 18 percent, to $658 million. Year-to-date Adjusted EBITDA for Transportation increased $49 million, or 24 percent, to $253 million.

•
Consolidated Markets & Solutions (CMS). Third quarter revenue for CMS decreased $17 million, or 11 percent, to $130 million, and had flat organic growth for the recurring-based business. Third quarter Adjusted EBITDA for CMS increased $4 million, or 14 percent, to $33 million.

Year-to-date revenue for CMS was flat compared to the prior year, at $399 million. Year-to-date Adjusted EBITDA for CMS increased $19 million, or 26 percent, to $92 million.

•
Financial Services. Third quarter and year-to-date reported revenue for Financial Services was $157 million, and included 3 percent total organic growth. Third quarter and year-to-date Adjusted EBITDA for Financial Services was $65 million.

Third quarter net loss of $32 million, or $0.09 per share, was due to the recognition of $105 million of merger-related costs and higher levels of stock-based compensation expense. Adjusted EPS in the quarter was $0.45 and excluded these impacts.

Outlook (forward-looking statement)

For the year ending November 30, 2016, IHS Markit expects:

•	Revenue in a range of $2.735 billion to $2.765 billion;

•	Adjusted EBITDA in a range of $975 million to $995 million; and

•	Adjusted EPS in a range of $1.72 to $1.78 per diluted share.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS Markit will hold a conference call to discuss third quarter 2016 results on September 27, 2016, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the Investor Relations section of the company’s website: investor.ihsmarkit.com.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to IHS Markit, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as an analytical tool. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a results, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP.

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “see,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions, including acquisitions and dispositions, anticipated benefits from strategic actions including the merger between IHS Inc. and Markit Ltd., and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates; our ability to manage system failures, capacity constraints, and cyber risks; our ability to successfully manage risks associated with changes in demand for our products and services, as well as changes in our targeted industries; our ability to develop new platforms to deliver our products and services, pricing, and other competitive pressures; legislative, regulatory, and economic developments, including any new or proposed U.S. Treasury rule changes; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services; the anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion, and growth of the combined company’s operations; our ability to integrate the business successfully and to achieve anticipated synergies, risks, and costs; any potential adverse reactions (including litigation), disruptions, or changes to business relationships resulting from the completion of the merger; our ability to retain and hire key personnel; our ability to satisfy our debt obligations and our other ongoing business obligations; the continued availability of capital and financing and rating agency actions; and the occurrence of any catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities. These risks, as well as other risks, are more fully discussed in our filings with the U.S. Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties, and similar risks, any of which could have a material adverse effect on our consolidated financial condition, results of operations, credit rating, or liquidity. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us in this communication is based only on information currently available to us and speaks only as of the date of this report. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About IHS Markit
IHS Markit (Nasdaq: INFO) is a world leader in critical information, analytics and expertise to forge solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 key business and government customers, including 85 percent of the Fortune Global 500 and the world’s leading financial institutions.  Headquartered in London, IHS Markit is committed to sustainable, profitable growth.

IHS Markit is a registered trademark of IHS Markit Ltd. All other company and product names may be trademarks of their respective owners. © 2016 IHS Markit Ltd. All rights reserved.

IHS MARKIT LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except for share and per-share amounts)

	As of August 31, 2016	As of November 30, 2015
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$200.7	$291.6
Accounts receivable, net	514.7	355.9
Income tax receivable	8.7	4.6
Deferred subscription costs	53.0	52.8
Assets held for sale	—	193.4
Other	152.4	52.2
Total current assets	929.5	950.5
Non-current assets:
Property and equipment, net	391.6	314.4
Intangible assets, net	4,565.2	1,014.7
Goodwill	8,395.1	3,287.5
Deferred income taxes	6.6	6.6
Other	12.0	3.8
Total non-current assets	13,370.5	4,627.0
Total assets	$14,300.0	$5,577.5
Liabilities and shareholders' equity
Current liabilities:
Short-term debt	$126.0	$36.0
Accounts payable	57.4	59.2
Accrued compensation	134.1	105.5
Accrued royalties	24.0	33.3
Other accrued expenses	275.4	118.4
Income tax payable	32.7	23.3
Deferred revenue	803.4	552.5
Liabilities held for sale	—	32.1
Total current liabilities	1,453.0	960.3
Long-term debt	3,140.0	2,071.5
Accrued pension and postretirement liability	25.8	26.7
Deferred income taxes	1,125.8	259.5
Other liabilities	111.9	58.6
Commitments and contingencies
Redeemable noncontrolling interest	77.7	—
Shareholders' equity	8,365.8	2,200.9
Total liabilities and shareholders' equity	$14,300.0	$5,577.5

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended August 31,		Nine months ended August 31,
	2016	2015	2016	2015
Revenue	$724.6	$557.9	$1,861.0	$1,628.6
Operating expenses:
Cost of revenue	205.9	209.2	629.0	624.3
Selling, general and administrative	330.8	200.1	724.3	589.2
Depreciation and amortization	91.7	54.8	216.5	159.5
Restructuring charges	10.6	1.9	23.9	22.0
Acquisition-related costs	104.5	0.1	119.9	0.6
Net periodic pension and postretirement expense	0.6	0.6	1.2	1.5
Other expense (income), net	(2.8)	0.2	(2.0)	1.3
Total operating expenses	741.3	466.9	1,712.8	1,398.4
Operating income (loss)	(16.7)	91.0	148.2	230.2
Interest income	0.3	0.3	0.9	0.6
Interest expense	(36.5)	(18.2)	(92.0)	(52.6)
Non-operating expense, net	(36.2)	(17.9)	(91.1)	(52.0)
Income (loss) from continuing operations before income taxes and equity in earnings of equity method investee	(52.9)	73.1	57.1	178.2
Provision for income taxes	23.1	(16.3)	(0.7)	(36.7)
Equity in earnings of equity method investee	(1.2)	—	(1.2)	—
Income (loss) from continuing operations	(31.0)	56.8	55.2	141.5
Income (loss) from discontinued operations, net	(1.0)	2.3	8.0	8.1
Net income (loss)	(32.0)	59.1	63.2	149.6
Net loss attributable to noncontrolling interest	0.3	—	0.3	—
Net income (loss) attributable to IHS Markit Ltd.	$(31.7)	$59.1	$63.5	$149.6

Basic earnings per share:
Income (loss) from continuing operations attributable to IHS Markit Ltd.	$(0.09)	$0.23	$0.20	$0.58
Income (loss) from discontinued operations, net	—	0.01	0.03	0.03
Net income (loss) attributable to IHS Markit Ltd.	$(0.09)	$0.24	$0.23	$0.61
Weighted average shares used in computing basic earnings per share	340.1	243.1	273.5	244.1

Diluted earnings per share:
Income (loss) from continuing operations attributable to IHS Markit Ltd.	$(0.09)	$0.23	$0.20	$0.58
Income (loss) from discontinued operations, net	—	0.01	0.03	0.03
Net income (loss) attributable to IHS Markit Ltd.	$(0.09)	$0.24	$0.23	$0.61
Weighted average shares used in computing diluted earnings per share	340.1	244.8	277.5	246.0

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine months ended August 31,
	2016	2015
Operating activities:
Net income (loss) attributable to IHS Markit Ltd.	$63.5	$149.6
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	216.5	174.8
Stock-based compensation expense	144.9	101.2
Gain on sale of assets	(41.5)	—
Impairment of assets	—	1.2
Excess tax benefit from stock-based compensation	(1.8)	(5.9)
Net periodic pension and postretirement expense	1.2	1.5
Undistributed earnings of affiliates, net	1.4	—
Pension and postretirement contributions	(2.2)	(3.0)
Deferred income taxes	6.1	(21.3)
Change in assets and liabilities:
Accounts receivable, net	65.8	101.3
Other current assets	39.9	(20.4)
Accounts payable	(40.6)	2.0
Accrued expenses	6.9	(32.1)
Income tax	(5.8)	45.8
Deferred revenue	10.7	(1.3)
Other liabilities	10.1	3.2
Net cash provided by operating activities	475.1	496.6
Investing activities:
Capital expenditures on property and equipment	(99.3)	(97.7)
Acquisitions of businesses, net of cash acquired	(1,014.4)	(369.9)
Proceeds from sale of assets	190.2	—
Change in other assets	0.3	3.3
Settlements of forward contracts	5.6	0.8
Net cash used in investing activities	(917.6)	(463.5)
Financing activities:
Proceeds from borrowings	3,423.0	465.0
Repayment of borrowings	(2,876.8)	(222.3)
Payment of debt issuance costs	(22.8)	—
Excess tax benefit from stock-based compensation	1.8	5.9
Proceeds from the exercise of employee stock options	69.1	—
Repurchases of common stock	(264.6)	(148.6)
Net cash provided by financing activities	329.7	100.0
Foreign exchange impact on cash balance	20.4	(22.7)
Net increase (decrease) in cash and cash equivalents	(92.4)	110.4
Cash and cash equivalents at the beginning of the period	293.1	153.2
Cash and cash equivalents at the end of the period	$200.7	$263.6

IHS MARKIT LTD.
SUPPLEMENTAL REVENUE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended August 31,		Percent change		Nine months ended August 31,		Percent change
	2016	2015	Total	Organic	2016	2015	Total	Organic
Recurring fixed revenue:
Resources	$186.1	$187.7	(1)%	(10)%	$557.5	$566.6	(2)%	(8)%
Transportation	157.2	144.4	9%	9%	460.8	421.6	9%	10%
CMS	113.9	117.3	(3)%	—%	344.1	332.1	4%	2%
Financial Services	90.8	—	N/A	3%	90.8	—	N/A	3%
Total recurring fixed revenue	$548.0	$449.4	22%	(1)%	$1,453.2	$1,320.3	10%	—%

Recurring variable revenue:
Financial Services	$56.8	$—	N/A	3%	$56.8	$—	N/A	3%
Total recurring variable revenue	$56.8	$—	N/A	3%	$56.8	$—	N/A	3%

Non-recurring revenue:
Resources	$24.3	$30.1	(19)%	(21)%	$89.9	$103.5	(13)%	(14)%
Transportation	69.9	49.0	43%	9%	196.9	137.7	43%	12%
CMS*	16.3	29.4	(45)%	(44)%	54.9	67.1	(18)%	(19)%
Financial Services	9.3	—	N/A	10%	9.3	—	N/A	10%
Total non-recurring revenue*	$119.8	$108.5	10%	(12)%	$351.0	$308.3	14%	(3)%

Total revenue (segment):
Resources	$210.4	$217.8	(3)%	(12)%	$647.4	$670.1	(3)%	(9)%
Transportation	227.1	193.4	17%	9%	657.7	559.3	18%	10%
CMS*	130.2	146.7	(11)%	(9)%	399.0	399.2	—%	(1)%
Financial Services	156.9	—	N/A	3%	156.9	—	N/A	3%
Total revenue*	$724.6	$557.9	30%	(2)%	$1,861.0	$1,628.6	14%	—%

* Excluding the effect of the BPVC engineering standard release in the third quarter of 2015 results in the following organic revenue change percentages:

•	CMS non-recurring organic revenue declined 23 percent and 12 percent for the three and nine months ended August 31, 2016, respectively;

•	Total non-recurring organic revenue declined 5 percent and 1 percent for the three and nine months ended August 31, 2016, respectively;

•	CMS total organic revenue declined 4 percent and was flat for the three and nine months ended August 31, 2016, respectively; and

•	Total organic revenue declined 1 percent and was flat for the three and nine months ended August 31, 2016, respectively.

IHS MARKIT LTD.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended August 31,		Nine months ended August 31,
	2016	2015	2016	2015
Net income (loss) attributable to IHS Markit Ltd.	$(31.7)	$59.1	$63.5	$149.6
Interest income	(0.3)	(0.3)	(0.9)	(0.6)
Interest expense	36.5	18.2	92.0	52.6
Provision for income taxes	(23.1)	16.3	0.7	36.7
Depreciation	30.2	21.0	78.2	61.9
Amortization related to acquired intangible assets	61.5	33.8	138.3	97.6
EBITDA (1)(6)	$73.1	$148.1	$371.8	$397.8
Stock-based compensation expense	80.4	31.8	142.6	96.4
Restructuring charges	10.6	1.9	23.9	22.0
Acquisition-related costs	104.5	0.1	119.9	0.6
Impairment of assets	—	—	—	1.2
Share of joint venture results not attributable to Adjusted EBITDA	(0.3)	—	(0.3)	—
Adjusted EBITDA attributable to noncontrolling interest	(0.3)	—	(0.3)	—
Income from discontinued operations, net	1.0	(2.3)	(8.0)	(8.1)
Adjusted EBITDA (2)(6)	$269.0	$179.6	$649.6	$509.9

	Three months ended August 31,		Nine months ended August 31,
	2016	2015	2016	2015
Net income (loss) attributable to IHS Markit Ltd.	$(31.7)	$59.1	$63.5	$149.6
Stock-based compensation expense	80.4	31.8	142.6	96.4
Amortization related to acquired intangible assets	61.5	33.8	138.3	97.6
Restructuring charges	10.6	1.9	23.9	22.0
Acquisition-related costs	104.5	0.1	119.9	0.6
Acquisition financing fees	7.1	—	12.1	—
Impairment of assets	—	—	—	1.2
Income tax effect of above adjustments	(74.6)	(23.1)	(129.7)	(73.9)
Adjusted earnings attributable to noncontrolling interest	(0.2)	—	(0.2)	—
Income from discontinued operations, net	1.0	(2.3)	(8.0)	(8.1)
Adjusted net income (3)	$158.6	$101.3	$362.4	$285.4
Adjusted EPS (4)(6)	$0.45	$0.41	$1.31	$1.16
Weighted average shares used in computing Adjusted EPS*	349.0	244.8	277.5	246.0

*Third quarter diluted weighted average shares for Adjusted EPS include 8.9 million dilutive shares that were antidilutive for GAAP EPS due to the GAAP net loss.

	Three months ended August 31,		Nine months ended August 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$146.6	$162.4	$475.1	$496.6
Capital expenditures on property and equipment	(46.6)	(28.7)	(99.3)	(97.7)
Free cash flow (5)(6)	$100.0	$133.7	$375.8	$398.9

IHS MARKIT LTD.
SUPPLEMENTAL SEGMENT OPERATING PROFIT MEASURE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended August 31,		Nine months ended August 31,
	2016	2015	2016	2015
Adjusted EBITDA by segment:
Resources	$94.4	$91.0	$275.4	$266.4
Transportation	88.6	72.4	252.6	204.0
CMS	33.3	29.1	91.6	72.8
Financial Services	65.0	—	65.0	—
Shared services	(12.3)	(12.9)	(35.0)	(33.3)
Total Adjusted EBITDA	$269.0	$179.6	$649.6	$509.9

Adjusted EBITDA margin by segment:
Resources	44.9%	41.8%	42.5%	39.8%
Transportation	39.0%	37.4%	38.4%	36.5%
CMS	25.6%	19.8%	23.0%	18.2%
Financial Services	41.4%	N/A	41.4%	N/A
Total Adjusted EBITDA margin	37.1%	32.2%	34.9%	31.3%

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs, exceptional litigation, net other gains and losses, pension mark-to-market and settlement expense, the impact of joint ventures and noncontrolling interests, and discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs, acquisition financing fees, net other gains and losses, pension mark-to-market and settlement expense, the impact of noncontrolling interests, and discontinued operations, all net of the related tax effects).

(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreements.